SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2006

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 2, 2006, Kenneth Cole Productions (LIC), Inc. (“KCP”) and Paul Davril, Inc. (“PDI”) executed an amendment to their existing license agreement and agreed to work together to effectuate a smooth and orderly transition of the Kenneth Cole New York men’s and women’s sportswear license back to KCP prior to January 1, 2008, the original license contract termination date.  KCP will assume certain obligations with respect to personnel, fixturing, and showrooms during the transition period.  In addition, the license for Kenneth Cole Reaction men’s sportswear is extended through December 31, 2008, from December 31, 2007, although KCP and PDI each have a one-time option in January 2007 to terminate the license agreement in its entirety, effective December 31, 2007.  During the 2007 annual period and the 2008 annual period, unless earlier terminated pursuant to option, PDI is obligated to pay royalties to KCP based on the higher of actual net sales or minimum net sales of $35 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated November 8, 2006

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

2